FIRST AMENDMENT

FIRST AMENDMENT, dated as of December 10, 2007 (this “Amendment”), to the 364-Day Revolving Credit Agreement, dated as of July 27, 2007 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), by and among CME GROUP INC., as Borrower, each of the Lenders from time to time party thereto and LEHMAN COMMERCIAL PAPER INC., as Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have made credit facilities available to the Borrower on the terms set forth in the Credit Agreement;

WHEREAS, the Borrower and the Lenders desire to amend the Credit Agreement as provided in this amendment on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendment to Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions thereto, in appropriate alphabetical order:

“BM&F” means the Bolsa de Mercadorias & Futuros- BM&F S.A. (a/k/a Brazilian Mercantile & Futures Exchange S.A.), a sociedade por ações organized under the laws of the Republic of Brazil.

“BM&F Transaction” means, collectively, the acquisition of up to a 10% equity investment in BM&F directly or indirectly through one or more Subsidiaries of the Borrower (which is currently contemplated to occur in the first quarter of 2008) and the transactions in connection therewith effecting such acquisition.

Section 3. Amendment to Section 5.09 of the Credit Agreement. Section 5.09 of the Credit Agreement is hereby amended by deleting the first sentence of such Section in its entirety and substituting in lieu thereof the following first sentence:

“The proceeds of the Loans will be used only (a) to finance the Share Repurchase Offer and to pay fees and expenses related thereto and/or to the Merger, (b) for commercial paper support related to (1) the uses (and subject to the limitations of such uses) described in the preceding clause (a) and the subsequent clause (c) and (2) financing completion of the BM&F Transaction, and (c) in an amount not to exceed $300,000,000 in the aggregate for other general corporate purposes.

Section 4. Amendment to Section 6.03(h) of the Credit Agreement. Section 6.03(h) of the Credit Agreement is hereby amended by replacing each reference therein to the “Share Repurchase Offer” with a reference to the “BM&F Transaction” and adding the following phrase at the end thereof:

“or in favor of BM&F or any Subsidiary thereof; provided that the aggregate principal amount of any Indebtedness or other obligations secured thereby does not exceed $750,000,000 at any time outstanding;”

Section 5. Amendment to Section 6.04 of the Credit Agreement. Section 6.04 of the Credit Agreement is amended by (i) deleting the word “and” before the reference to “(v)” and replacing it with a comma and (ii) adding at the end of such Section 6.04 before the period, the following:

“and (vi) a Subsidiary of the Borrower organized under the laws of the Republic of Brazil may merge with another Person in connection with the BM&F Transaction.”

Section 6. Effectiveness.  This Amendment shall become effective on the date hereof once the Administrative Agent shall have received the Required Lenders’ consent and the Borrower shall have delivered a duly executed counterpart to this Amendment to the Administrative Agent.

Section 7. Continuing Effect. Except as expressly set forth in this Amendment, all of the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed, and are and shall remain in full force and effect, and the Borrower shall continue to be bound by all of such terms and provisions. The amendment provided for herein is limited as specified herein and shall not constitute an amendment or waiver of any provision of the Credit Agreement or the other Loan Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Any reference to the “Credit Agreement” in the Loan Documents or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

Section 8. Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

Section 9. Governing Law. This Amendment shall in all respects be governed by and construed in accordance with the laws of the State of New York.

Section 10. Counterparts. This Amendment may be signed in any number of counterparts (including by telecopy), each of which shall constitute an original, but all of which when taken together shall constitute one instrument.

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CME GROUP INC.

By:	/s/ James A. Pribel

Name: James A. Pribel

Title: Director and Treasurer

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and as a Lender

By:	/s/ Claire O’Connor

Name: Claire O’Connor Title: Managing Director

MERRILL LYNCH BANK USA, as a Lender

By:	/s/ Louis Alder

Name: Louis Alder Title: Director

MERRILL LYNCH CAPITAL CORPORATION, as a Lender

By:	/s/ John Rowland

Name: John Rowland Title: Vice President

BMO CAPITAL MARKETS FINANCING INC., as a Lender

By:	/s/ Linda C. HAven

Name: Linda C. Haven Title: Managing Director